Exhibit 10.17.4

FOURTH AMENDMENT

TO THE

SAKS INCORPORATED DEFERRED COMPENSATION PLAN

(as amended and restated effective May 1, 2002)

The Saks Incorporated Deferred Compensation Plan (the “Plan”) is hereby amended, effective January 1, 2007, as follows:

Section 4.04 is amended to read as follows:

4.04	Other Employer Amounts.

At the discretion of the Board, other amounts (as deferred compensation), if any, may be credited to a Participant’s Deferred Compensation Account in such amount or amounts and at such time or times as the Board may in its sole discretion determine. Any such amounts must meet the terms and conditions of Code section 409A and the regulations thereunder and shall constitute “Other Employer Amounts” for purposes of this Plan. Other Employer Amounts shall be fully vested at all times.

IN WITNESS WHEREOF, Saks Incorporated has caused this Fourth Amendment to the Saks Incorporated Deferred Compensation Plan to be executed by its duly authorized officer on this 6th day of June, 2007.

SAKS INCORPORATED

By:	Michael Brizel
Title:	Executive VP and General Counsel